CORINDUS VASCULAR ROBOTICS, INC. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

CORINDUS VASCULAR ROBOTICS, INC. STOCKHOLDERS APPROVE ACQUISITION

BY SIEMENS HEALTHINEERS

WALTHAM, MA, October 25, 2019 – At a special meeting today, stockholders of Corindus Vascular Robotics, Inc. (“Corindus” or the “Company”) (NYSE American: CVRS) approved the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 7, 2019, by and among Siemens Medical Solutions USA, Inc. (“SMS USA”), Corpus Merger Inc. (“Merger Sub”) and Corindus. Subject to the terms and conditions of the Merger Agreement, Merger Sub, a wholly owned subsidiary of SMS USA, will be merged with and into Corindus, with Corindus surviving the merger as a wholly owned subsidiary of SMS USA. The Company’s stockholders also approved the proposal to approve, on an advisory (non-binding) basis, specified compensation payable to the Company’s named executive officers in connection with the merger.

The parties anticipate that the transaction will close on October 29, 2019, and the parties intend that promptly thereafter Corindus will be delisted from the NYSE American. At the closing of the merger, the Company’s stockholders will receive: (i) $4.28 in cash, without interest, subject to any applicable withholding taxes, for each share of common stock of Corindus; and (ii) $85.60 in cash, without interest, subject to any applicable withholding taxes, for each share of Series A Convertible Preferred Stock of Corindus and for each share of Series A-1 Convertible Preferred Stock of Corindus, that they own immediately prior to the effective time of the merger.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company’s CorPath® platform is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and vascular procedures. CorPath GRX is the second-generation robotic-assisted technology offering enhancements to the platform by adding important key upgrades that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically. We are focused on developing innovative robotic solutions to revolutionize treatment of emergent conditions by providing specialized and timely medical care to patients around the world. For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates,” “should” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K, including, but not limited to, the following: the risk that one or more conditions to the proposed merger may not be satisfied in the anticipated timeframe, or at all, or that the proposed merger might otherwise not occur; the risk of litigation and/or regulatory actions related to the proposed merger; other business effects, including the effects of industry, market, economic, political or regulatory conditions; our ability to expand our technology platform and achieve the advances necessary for telestenting and remote procedures, including in humans; our ability to expand our technology platform for use in other segments of the vascular intervention market, including neurointerventional and other more complex cardiac interventions; obtaining necessary regulatory approvals for the use on humans and marketing of our products in the United States and in other countries, including for stroke and other neurovascular interventions; the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward-looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus’ website at www.corindus.com.

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For more information, contact:

Media Contact
Matter for Corindus
Jill Gross
978-518-4536
corindus@matternow.com
www.matternow.com

Investor Contact
In-Site Communications, Inc.
Lisa Wilson
917-543-9932
ir@corindus.com